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                                                                  EXHIBIT (A)(1)

                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

     The First Australia Prime Income Fund, Inc., a Maryland corporation, having its principal office in this state in Baltimore City, Maryland (which is hereafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Corporation desires to amend and restate the charter of the
Corporation as currently in effect.

     SECOND:   The charter of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   * * * * *

                  THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:    I, Richard S. Seltzer, whose post office address is 477 Madison
Avenue, New York, New York 10022, being at least eighteen years of age do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.

SECOND:   The name of the corporation is THE FIRST AUSTRALIA PRIME INCOME FUND,
INC. (the "Corporation").

THIRD:    Corporate Purposes.

          (a) The purposes for which the Corporation is formed are to act as a closed-end, non-diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force, including:

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               (1)  To hold, invest and reinvest the funds of the Corporation, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, to trade and deal in, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purpose of these Articles, include stocks, shares, bonds, debentures, bills, time notes and deposits, any other evidence of indebtedness and futures contracts; and any certificates, receipts, warrants, options or other instruments representing rights or obligations to receive, purchase, subscribe for or sell the same, or evidencing or representing any other rights or interest, including all rights of equitable ownership therein or in any property or assets; and all negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements) of any corporation, association, trust, firm or other organization however and wherever established or organized, as well as securities issued by any government of any state, municipality or other political subdivision or any other governmental or quasi-governmental agency or instrumentality thereof.

               (2) To enjoy all rights, powers and privileges of ownership or interest in all securities held by the Corporation and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities.

               (3) To issue and sell shares of its own capital stock and securities convertible or exchangeable, with or without the payment of additional consideration, into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including securities) now or hereafter permitted by the laws of

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the State of Maryland and by these Articles of Incorporation, as its Board of
Directors may, and which is hereby authorized to, determine.

                (4) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by the Charter.

                (5) To conduct and carry on its business, or any part thereof, to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland and in any other states, territories, districts and dependencies of the United States, and in any foreign countries.

                (6) In general, to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

           (b) The foregoing clauses (1) - (6) inclusive shall be construed both as objects and powers, and the enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation, except as set forth, in this Article Third.

           (c) Incident to meeting the purposes specified above, the corporation also shall have the power:

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                (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.

                (2) To borrow money and, in this connection, issue notes or other evidences of indebtedness.

                (3) Subject to any applicable provisions of law, to buy, hold, sell and otherwise deal in and with foreign exchange, including the purchase and sale of futures contracts.

Fourth:   Address and Resident Agent.

          The post office address of the principal office of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202-3242. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202-3242.

Fifth:    Capital Stock.

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 300,000,000 shares with an aggregate par value of $3,000,000, initially divided into two classes, of 200,000,000 shares of Common Stock, $.01 par value per share (Common Stock), and of 100,000,000 shares of Preferred Stock, $.01 par value per share (Preferred Stock), with a maximum liquidation preference of $500,000,000. The Board of Directors may classify and reclassify any unissued shares of stock of any class by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

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           The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Common Stock and the Preferred Stock are as follows:

           (a) Common Stock

                  (i) Dividends. Subject to law and to the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

                  (ii) Voting. Except as provided by law and in or pursuant to this Article Fifth, each outstanding share of Common Stock is entitled to one vote on each matter submitted to a vote of the stockholders of the Corporation.

                  (iii) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled upon liquidation, the holders of the Common Stock shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

           (b) Preferred Stock

                  (i) Authority of the Board of Directors to issue in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the respective dates of their issue, the dates from which dividends on shares of the series issued on different dates shall cumulate, dividend rates, dividend periods and dividend payment dates. Authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each

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such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions, of such series, to the full extent now or hereafter permitted by law and subject to this Article Fifth, including but not limited to the following:

                     (A) The number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the Board of Directors, and the distinctive designation of the series;

                     (B) The rates or amounts, the periods, and the times or payment, of dividends on shares of such series;

                     (C) The voting powers, if any, of the holders of such series in addition to the voting powers provided by law and in this Article Fifth;

                     (D) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

                     (E) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

                     (F) The terms of any sinking fund to be applied to the purchase or redemption, or both, of shares of such series, and the terms and amount of any sinking fund payments and the manner of their application; and

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                     (G) The amount which the holders of each series shall be
entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

All shares of Preferred Stock, regardless of series, shall be of equal rank, and there shall be no priority of one series over any other series in any payment of dividends nor upon any distribution of assets.

                (ii) Dividends. The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends at the rates or amounts, for the periods, and at the times, determined as, or in the manner, specified for such series by the Board of Directors as authorized in the preceding part (i).

                (iii) Voting. At any meeting of stockholders of the Corporation at which Directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

                If at any time dividends on any outstanding Preferred Stock of any series shall be unpaid in an amount equal to two full years' dividends, the number of Directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the number of Directors then constituting the Board of Directors, shall together with the two Directors elected by the holders of Preferred Stock pursuant to the preceding paragraph, will constitute a majority of such increased number; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent

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meetings at which Directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional Directors of the Corporation who, together with the two Directors elected by the holders of Preferred Stock pursuant to the preceding paragraph, will constitute a majority of the total number of Directors of the Corporation so increased. The terms of office of the persons who are Directors at the time of that election shall continue. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock of all series for all past dividend periods, the voting rights stated in this paragraph shall cease, and the terms of office of all additional Directors elected by the holders of Preferred Stock (but not of the Directors elected by the holders of Common Stock or the two Directors regularly elected by the holders of Preferred Stock) shall terminate automatically. At all subsequent meetings of stockholders at which Directors are to be elected, the holders of shares of Preferred Stock and of Common Stock shall have the right to elect the members of the Board of Directors as stated in the preceding paragraph, subject to the revesting of the rights of the holders of the Preferred Stock as provided in the first sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the shares of Preferred Stock of any series.

                Any vacancy in the office of any Director elected by the holders of shares of Preferred Stock may be filled by the remaining Directors (or Director) so elected or, if not so filled, by the holders of shares of Preferred Stock of all series, voting separately as a single class, at any meeting of stockholders for the election of Directors held thereafter.

                In addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding shares of Preferred Stock of all series, voting separately as a single class, shall be required to (a) adopt any plan of

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reorganization that would adversely affect holders of the Preferred Stock, or
(b) take any action requiring a vote of security holders pursuant to Section 13
(a) of the Investment Company Act of 1940, including, among other things, changes in the Corporation's investment objective or changes in its fundamental investment restrictions.

                (iv) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts, including accumulated and unpaid dividends, as shall have been fixed by the Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of such series. If, upon any such liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock of all series should be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if all amounts thereon were paid in full. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article Fifth.

           (c)  All stock.

                No premptive rights. No holder of shares of the Corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the Corporation any shares of the Corporation, whether now or hereafter authorized.

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SIXTH:     Board of Directors.

           The number of Directors of the Corporation shall be not less than three, and the names of those persons who shall act as Directors until the first annual meeting and until their successors are elected and qualified are Laurence
S. Freedman, John M. Maconochie and Brian M. Sherman.

SEVENTH:   Management of the Affairs of the Corporation.

           (a) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by the Charter or by the By-Laws) shall be vested in and exercised by the Board of Directors.

           (b) The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.

           (c) The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

           (d) The Board of Directors shall have the power to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

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           (e) The Board of Directors shall have the power to distribute dividends from funds legally available therefor in such amounts, if any, and in such manner and to the stockholders of record as of such date, as the Board of Directors may determine.

EIGHTH:    Required Vote.

           (a) Commencing with the fiscal year of the Corporation which begins on November 1, 1991, and in each fiscal year thereafter, if (i) the Corporation has not yet adopted the amendment described in this Section, and (ii) shares of the Corporation's Common Stock have traded on the principal securities exchange where listed at an average discount from net asset value of more than 5%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks next preceding November 15 in each year, the Corporation will submit to its stockholders at the next succeeding annual meeting of stockholders a proposal, to the extent consistent with the Investment Company Act of 1940, to amend these Articles of Incorporation to provide that, upon the adoption of such amendment by the holders of a majority of the Corporation's outstanding shares of Common Stock, each share of the Corporation's Common Stock may be presented to the Corporation as of the last trading day of each fiscal quarter, upon written notice delivered to the Corporation's transfer agent not less than 30 days prior thereto, for payment to the holder at net asset value per share at the close of business on the date of presentment.

           (b) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of stock or of the total number of shares of any class of stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all

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classes outstanding and entitled to vote thereon, except as otherwise provided in the Investment Company Act of 1940 or the Charter.

NINTH:     Special Vote of Stockholders.

           (a) Except as otherwise provided in this Article Ninth, the vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock (as hereinafter defined), in addition to any vote of the Directors of the Corporation as may be required by law or by the By-Laws, shall be necessary to effect any of the following actions:

               (i) any amendment to the Charter to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940) unless the continuing Directors (as hereinafter defined) of the Corporation, by a vote of at least 75% of such Directors, approve such amendment;

               (ii) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets; or

               (iii) any Business Combination (as hereinafter defined) unless either the condition in clause (A) below is satisfied or the conditions in clauses (B), (C), (D), (E) and (F) below are satisfied:

                   (A) The Business Combination shall have been approved by a vote of at least 75% of the Continuing Directors.

                   (B) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, or consideration other than cash to be received per share by holders of any class of outstanding Voting Stock in such Business Combination shall be at least equal to the higher of the following:

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               (x) the highest per share price (including any brokerage
commissions, transfer taxes and soliciting dealers' fees) paid by an Interested Party (as hereinafter defined) for any shares acquired by it (aa) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date "), or (bb) in the Threshold Transaction (as hereinafter defined), whichever is higher; and

               (y) in the case of Common Stock, the net asset value per share of such Common Stock on the Announcement Date or on the date of the Threshold Transaction, whichever is higher, and in the case of any Preferred Shares, the highest preferential amount per share to which the holders of shares of such class of Preferred Shares would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, regardless of whether the Business Combination to be consummated constitutes such an event.

               (C) The consideration to be received by holders of the particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock. If the Interested Party has paid for shares of any class of voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

               (D) After the occurrence of the Threshold Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.

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               (E)  After the occurrence of the Threshold Transaction, such
Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or regulations) shall be prepared and mailed by the Interested Party, at such interested Party's expense, to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (b)  For the purposes of this Article Ninth:

             (i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

               (A) any merger or consolidation of the Corporation with or into any other person;

               (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business;

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               (C)  the issuance or transfer by the Corporation (in one
transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (x) sales of any securities of the Corporation in connection with a public offering thereof, (y) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation and (z) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

          (ii) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

          (iii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

          (iv) "Person" shall mean an individual, a corporation, a trust or a partnership.

          (v) "Voting Stock" shall mean capital stock of the Corporation entitled to vote in the election of Directors, as well as any class of capital stock of the corporation entitled, as a class, to elect one or more Directors.

          (vi)  A Person shall be a "beneficial owner" of any Voting Stock:

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               (A)  which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (B) which such Person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options; or

               (C) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          (viii) "Fair Market Value" means:

               (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the relevant date of a share of such stock on any principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation Systems (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of a share of such stock as determined by 75% of the Continuing Directors in good faith, and

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               (B)  in the case of property other than cash or stock, the fair market value of such property on the relevant date as determined by 75% of the Continuing Directors in good faith.

          (ix) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Voting Stock.

          (x) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraph (a) (iii) (B) above stall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          (xi) Continuing Directors of the Corporation, acting by a vote of 75% shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the requirements of subparagraph (a) (iii) above have been met with respect to any Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the any issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

     (c) The provisions of this Article Ninth may not be amended, altered or repealed except by the approval of both (i) 75% of the outstanding shares of the Fund voting as a single class, and (ii) 75% of the outstanding shares of each class of shares voting separately, with shares of Preferred stock of all series voting separately as a single class.

                                 *  *  *  *  *

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     THIRD:   (a) As of immediately before the amendment and restatement the total number of shares of stock of all classes which the Corporation has authority to issue is 200,000,000 shares of common stock, par value $.01 per share.

         (b) As amended and restated, the total number of shares of stock of all classes which the Corporation has authority to issue is 300,000,000 shares, of which 100,000,000 shares are preferred stock, par value $.01 per share, and 200,000,000 shares are common stock, par value $.01 per share.

         (c) The aggregate par value of all shares having a par value is $2,000,000 before the amendment and restatement and $3,000,000 as amended and restated.

         (d) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Common Stock and the Preferred Stock are as follows:

         (a)  Common Stock

                 (i) Dividends. Subject to law and to the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

                 (ii) Voting. Except as provided by law and in or pursuant to Article Fifth of the Charter, each outstanding share of Common Stock is entitled to one vote on each matter submitted to a vote of the stockholders of the Corporation.

                 (iii) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled upon liquidation, the holders of the

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Common Stock shall be entitled to share in the remaining assets of the
Corporation according to their respective interests.

          (b)  Preferred Stock

                 (i) Authority of the Board of Directors to issue in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the respective dates of their issue, the dates from which dividends on shares of the series issued on different dates shall cumulate, dividend rates, dividend periods and dividend payment dates. Authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions, of such series, to the full extent now or hereafter permitted by law and subject to this Article Fifth of the Charter, including but not limited to the following:

                    (A) The number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding ) by resolution or resolutions of the Board of Directors, and the distinctive designation of the series;

                    (B) The rates or amounts, the periods, and the times of payment, of dividends on shares of such series;

                    (C) The voting powers, if any, of the holders of such series in addition to the voting powers provided by law and in Article Fifth of the Charter;

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

                    (D) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

                    (E) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

                    (F) The terms of any sinking fund to be applied to the purchase or redemption, or both, of shares of such series, and the terms and amount of any sinking fund payments and the manner of their application; and

                    (G) The amount which the holders of each series shall be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

All shares of Preferred Stock, regardless of series, shall be of equal rank, and there shall be no priority of one series over any other series in any payment of dividends nor upon any distribution of assets.

                (ii) Dividends. The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, cumulative cash dividends at the rates or amounts, for the periods, and at the times, determined as, or in the manner, specified for such series by the Board of Directors as authorized in the preceding part (i).

                (iii) Voting. At any meeting of stockholders of the Corporation at which Directors are to be elected, the holders of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of

Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

          If at any time dividends on any outstanding Preferred Stock of any series shall be unpaid in an amount equal to two full years' dividends, the number of Directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the number of Directors then constituting the Board of Directors; shall together with the two Directors elected by the holders of preferred stock pursuant to the preceding paragraph, will constitute a majority of such increased number; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which Directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional Directors of the Corporation who, together with the two Directors elected by the holders of Preferred Stock pursuant to the preceding paragraph, will constitute a majority of the total number of Directors of the Corporation so increased. The terms of office of the persons who are Directors at the time of that election shall continue. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock of all series for all past dividend periods, the voting rights stated in this paragraph shall cease, and the terms of office of all additional Directors elected by the holders of Preferred Stock (but not of the Directors elected by the holders of Common Stock or the two Directors regularly elected by the holders of Preferred Stock) shall terminate automatically. At all subsequent meetings of stockholders at which Directors are to be elected, the holders of shares of Preferred Stock and of Common Stock shall have the right to elect the members of the Board of Directors as stated in the preceding paragraph, subject to the revesting of the rights of the holders of the Preferred

Stock as provided in the first sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the shares of Preferred Stock of any series.

          Any vacancy in the office of any Director elected by the holders of shares of Preferred Stock may be filled by the remaining Directors (or Director) so elected or, if not so filled, by the holders of shares of Preferred Stock of all series, voting separately as a single class, at any meeting of stockholders for the election of Directors held thereafter.

          In addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding shares of Preferred Stock of all series, voting separately as a single class, shall be required to (a) adopt any plan of reorganization that would adversely affect holders of the Preferred Stock, or (b) take any action requiring a vote of security holders pursuant to Section 13(a) of the Investment Company Act of 1940, including, among other things, changes in the Corporation's investment objective or changes in its fundamental investment restrictions.

          (iv) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts, including accumulated and unpaid dividends, as shall have been fixed by the Charter or by the resolution or resolutions of the Board of Directors providing for the issue of such series. If, upon any such liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock of all series should be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if all amounts thereon were paid in full. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of Article Fifth of the Charter.

          (c)  All stock

               No preemptive rights. No holder of shares of the Corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the Corporation any shares of the Corporation, whether now or hereafter authorized.

     FOURTH:   The foregoing Articles of Amendment and Restatement have been advised by the board of directors of the Corporation and approved by the stockholders.

     IN WITNESS WHEREOF, The First Australia Prime Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on December 9, 1988.

WITNESS:                                     THE FIRST AUSTRALIA PRIME
                                                INCOME FUND, INC.

/s/ R. Randall                               By /s/ Brian M. Sherman
Secretary                                      President

     THE UNDERSIGNED, President of The First Australia Prime Income Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                              /s/ Brian M. Sherman
                                              President

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